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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated February 18, 2003, included in the Annual Report on Form 10-K of National-Oilwell, Inc. for the year ended December 31, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.



We consent to the incorporation by reference in the following Registration Statements of National-Oilwell, Inc. and in the related Prospectuses of our reports dated February 18, 2003, with respect to the consolidated financial statements, as amended, and schedule of National-Oilwell, Inc. included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.


Form     Description

S-8 Stock Award and Long Term Incentive Plan, Value Appreciation and Incentive Plan A and Value Appreciation and Incentive Plan B (No. 333-15859)

S-8      National-Oilwell Retirement and Thrift Plan (No. 333-36359)

S-8 Post Effective Amendment No. 3 to the Registration Statement on Form S-4 filed on Form S-8 pertaining to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements (No. 333-21191)

S-8 Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 pertaining to the IRI International Corporation Equity Incentive Plan (No. 333-36644)

S-3 Registration Statement on Form S-3 pertaining to the issuance of 3,200,000 shares to Halliburton Energy Services, Inc. (No. 333-102665)


                                           /s/ ERNST & YOUNG LLP


Houston, Texas
June 23, 2003